SCHEDULE 14A

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3169 Red Hill Avenue
Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 8, 2010

The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the “Company”) will be held at the Radisson Hotel located at 4545 MacArthur Blvd., Newport Beach, California 92660, on Tuesday, June 8, 2010, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

2.	To approve an amendment to the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 750,000.

3.	To approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2010.

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on April 23, 2010 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.  For ten days prior to the meeting a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal offices located at 3169 Red Hill Avenue, Costa Mesa, California 92626.

Stockholders are cordially invited to attend the meeting in person.  However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope.  If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Jerrold J. Pellizzon
Chief Financial Officer and Corporate Secretary

April 28, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be Held on June 8, 2010:  This proxy statement and our 2009 annual report are available at www.proxydocs.com/crdn

3169 Red Hill Avenue
Costa Mesa, California 92626

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 8, 2010

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 8, 2010, and at any adjournments thereof.  It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about April 28, 2010.

The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting.  As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting.  However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting.  Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person.  All proxies properly executed and returned will be voted in accordance with the instructions specified thereon.  If no instructions are specified, proxies will be voted FOR the election as directors of the six nominees named below, and FOR approval of Proposals 2 and 3.

VOTING SHARES AND VOTING RIGHTS

The close of business on April 23, 2010 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting.  As of that date, there were 25,434,497 shares of our common stock outstanding and entitled to vote, the holders of which are entitled to one vote per share.  The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum for the transaction of business.

In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes.  If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination.  Management is hereby soliciting discretionary authority to cumulate votes represented by proxies if cumulative voting is invoked.  If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit.  The six candidates receiving the highest number of affirmative votes will be elected.  If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

Proxies marked “withhold authority” as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  However, proxies marked “withhold authority” and broker non-votes have no legal effect on the election of directors under Delaware law.  Proxies marked “abstain” as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” that proposal.  Broker non-votes will not be counted in determining the total number of votes cast on Proposals 2 or 3 and, therefore, will have no effect on whether those proposals are approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of April 1, 2010, for:

•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5.0% of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

Except as otherwise noted, the address of each person listed in the table is c/o Ceradyne, Inc., 3169 Red Hill Avenue, Costa Mesa, California 92626.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.  To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.  The applicable percentage ownership for each stockholder is based on 25,434,497 shares of common stock outstanding as of April 1, 2010, together with all shares of common stock subject to options and restricted stock units that are exercisable or vest within 60 days following April 1, 2010 for that stockholder.  Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address	Common Shares Owned	Options and RSUs(2) Exercisable Within 60 Days	Beneficial Ownership(1)
			Number	Percent
Royce & Associates, LLC (3) 745 Fifth Avenue New York, NY 10151	2,245,258	—	2,245,258	8.8%
Black Rock, Inc. (3) 40 East 52nd Street New York, NY 10022	2,247,178	—	2,247,178	8.8%
Joel P. Moskowitz	1,240,912	197,250	1,438,162	5.6%
Richard A. Alliegro	2,503	30,000	32,503	*
Frank Edelstein	29,538	7,500	37,038	*
Richard A. Kertson	5,146	22,500	27,646	*
William C. LaCourse	3,904	—	3,904	*
Milton L. Lohr	6,826	21,000	27,826	*
Bruce Lockhart	3,678	4,775	8,453	*
Michael A. Kraft	8,229	5,300	13,529	*
Jerrold J. Pellizzon	19,247	43,900	63,147	*
David P. Reed	8,227	35,650	43,877	*
All executive officers and directors as a group (13 persons)	1,340,315	375,625	1,715,940	6.6%

*	Less than 1% of shares of common stock outstanding.

(1)	This table is based upon information supplied by the executive officers, directors and beneficial stockholders.

(2)	Includes shares subject to outstanding stock options and restricted stock units that are exercisable or vest on or before May 31, 2010.

(3)	The number of shares beneficially owned by this stockholder is as of December 31, 2009, as reported in a Schedule 13G filed by the stockholder with the Securities and Exchange Commission.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at six.  All six directors are to be elected at the 2010 Annual Meeting and will hold office until the 2011 Annual Meeting and until their respective successors are elected and have qualified.  It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees named below.  In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.  If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible.  In such event, the specific nominees to be voted for will be determined by the proxy holders.  All of the nominees named below have consented to being named herein and to serve if elected.

The names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, and the year each nominee was first elected a director of the Company are set forth below.  The beneficial ownership of the Company’s common stock by each of the nominees as of April 1, 2010 is set forth in the table under “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Present Position with the Company	Year First Elected Director
Joel P. Moskowitz	70	Chairman of the Board, President and Chief Executive Officer	1967
Richard A. Alliegro	80	Director	1992
Frank Edelstein	84	Director	1984
Richard A. Kertson	70	Director	2004
William C. LaCourse	66	Director	2006
Milton L. Lohr	85	Director	1986

Set forth below is information about the principal occupation of each nominee, directorships held with other public companies at any time during the past five years, and additional biographical data.  Following the biography of each nominee is a brief description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director for Ceradyne.

Joel P. Moskowitz co-founded our predecessor company in 1967. He served as our President from 1974 until January 1987, and has served as our President since September 1987.  In addition, Mr. Moskowitz has served as our Chairman of the Board and Chief Executive Officer since 1983.  Mr. Moskowitz currently serves on the Board of Trustees of Alfred University.  Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1967.

Mr. Moskowitz is the most senior executive at Ceradyne, having founded the predecessor company in 1967, over 42 years ago.  His academic background in the field of ceramics and business, and length of service in the senior aspects of managing Ceradyne’s business, result in his unique qualifications to serve on Ceradyne’s Board of Directors.  Mr. Moskowitz, over the decades, has been the individual most identified by Ceradyne’s customers, investors and, in general, the financial community as the lead person at Ceradyne.  In the Company’s earlier history, Mr. Moskowitz was involved in the technical development of several of the products which now make up the bulk of Ceradyne’s product lines, and in more recent years, was directly involved in several of the major acquisitions and financial decisions of the Company as it grew.  Mr. Moskowitz is generally recognized by the ceramic industry as one of its senior leaders.

Richard A. Alliegro has served on the Board of Directors of the Company since 1992.  Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton’s Advanced Ceramics operation.  He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993.  Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm.  Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and served as a member of the Board of Trustees of that university for 16 years, until 1996.

Mr. Alliegro is one of the most senior ceramic technologists and executives in the United States.  His entire career has been dedicated to the development of advanced technical, primarily non-oxide ceramics.  Mr. Alliegro is considered one of the pioneers in the development of structural silicon carbide, having focused on this material while obtaining a graduate degree in Ceramic Engineering at Alfred University and continuing to oversee its commercialization with his 33-year tenure at Norton Company, where he retired as a corporate vice president.  Mr. Alliegro has authored 11 patents and developed lightweight ceramic body armor during the Vietnam conflict.  In addition to his long-term technical ceramic management positions, Mr. Alliegro served as president of the United States Advanced Ceramic Association and vice president of the American Ceramic Society.  He is currently co-chair on Ceradyne’s Board of Directors’ Technology Committee and brings his background, knowledge and industry contacts to bear on Ceradyne’s efforts to develop and commercialize its advanced technical ceramics.

Frank Edelstein has served on the Board of Directors of the Company since 1984.  He is currently an independent consultant.  From 1986 to 2005, Mr. Edelstein was a vice president of two private equity firms, first with Kelso & Company and then with Stone Creek Capital, Inc.  From 1979 to 1986, he was Chairman of the Board of International Central Bank & Trust and President of CPI Pension Services, Inc.  In July 1983, these companies were acquired by Continental Insurance Co., where he also served as Senior Vice President of the Financial Services Group.  Prior experience included Executive Vice President of Olivetti Corp. of America and Corporate Vice President of Automatic Data Processing, Inc.  During the last five years and currently, Mr. Edelstein has served as a director of Arkansas Best Corp. and DineEquity, Inc., formerly known as IHOP Corp.  He obtained a B.A. degree in Mathematics from New York University in 1948.

Mr. Edelstein’s academic background and experience as executive vice president of Olivetti Corp. of America have enabled him to contribute management and technical oversight in the deliberations of Ceradyne’s Board.  Mr. Edelstein’s position as a vice president of Kelso & Company and Stone Creek Capital, Inc. provide the experience required to advise Ceradyne on various aspects of its financial opportunities, particularly in the area of mergers and acquisitions.  His current position as a director of Arkansas Best Corp. and of DineEquity, Inc. permit Mr. Edelstein to bring to discussions, particularly in his positions of chair of the Compensation Committee and Lead Director, the current state of compensation trends and guidelines that he has become familiar with because of his other board positions.  As Lead Director, Mr. Edelstein communicates routinely with Ceradyne management, including at least bi-weekly meetings with Mr. Moskowitz.

Richard A. Kertson has served on the Board of Directors of the Company since 2004.  From November 2000 until March 2005, Mr. Kertson served as a member of the Board of Directors of Varco International, Inc., a New York Stock Exchange-listed equipment manufacturer and service provider for the oilfield industry.  He also served as Chairman of the Audit Committee of the Varco International Board from May 2003 until March 2005.  Mr. Kertson was employed by Varco International from October 1975 until his retirement in February 2000, and served the last 16 years as its chief financial officer.  His prior experience includes other senior-level staff and management positions in information systems at finance and industrial companies.  Mr. Kertson earned his A.B. degree in Economics from Occidental College in 1961 and his M.B.A. degree in Finance from the University of California at Berkeley in 1963.

Mr. Kertson’s primary background involved his long service in the oil and gas drilling industry.  Mr. Kertson served in various capacities with Varco International for almost 30 years, including 16 years as its chief financial officer and later as the chairman of the audit committee.  Mr. Kertson brings to Ceradyne a strong financial background, including his service as a member of the Board of Directors of Varco International.  His experience as chief financial officer of a New York stock exchange oil and gas drilling business allows Mr. Kertson to contribute not only in his position as financial expert on Ceradyne’s Audit Committee, but also as it relates to Ceradyne’s interest in developing state-of-the-art applications for exploratory and recovery oil and gas drilling.

William C. LaCourse has served on the Board of Directors of the Company since 2006.  Dr. LaCourse currently is the Krusen Distinguished Professor of Glass Science at the New York State College of Ceramics at Alfred University, a position he has held since 1999.  From 1970 until 1999, Dr. LaCourse held various teaching and administrative positions with the NYS College of Ceramics at Alfred University, as well as at other academic institutions.  Dr. LaCourse also serves as president of Santanoni Glass and Ceramics, Inc., a company engaged in contract research and manufacture of specialty glass frits, which he founded in January 2001.  Dr. LaCourse obtained a B.S. degree in Engineering Science in 1966 and a M.S. degree in Materials Science in 1967 from the State University of New York in Stony Brook.  He received his Ph.D. degree in Materials Engineering from Rensselaer Polytechnic Institute in 1970.

Dr. LaCourse has a long and distinguished career in academia, serving as a professor of glass science at the New York State College of Ceramics at Alfred University and as a senior administrator with the New York State College of Ceramics at Alfred University.  Dr. LaCourse also serves as president of Santononi Glass and Ceramics, Inc.  As the co-chair of Ceradyne’s Board of Directors technology committee, Dr. LaCourse brings almost 40 years as a professor, senior scientist and administrator in the fields of advanced technical ceramics and glass to Ceradyne.  In addition to his academic and scientific efforts, Dr. LaCourse has been involved in several commercial ceramic and glass operations.

Milton L. Lohr served as a director of the Company from 1986 until October 1988.  He resigned to accept a position as the first Deputy Undersecretary of Defense for Acquisitions.  He held that position until May 1989 and was re-elected as a director of the Company in July 1989.  Mr. Lohr is currently a business and defense consultant.  He served in both the Reagan and George H. W. Bush administrations, with responsibility to assist in overseeing the Department of Defense’s major acquisition programs as well as exercising oversight of International Programs and Arms Control Compliance.  He also served as U.S. Acquisition Representative to the NATO Four Power Group.  He served three years on California’s Defense Conversion Council and was associated with Defense Development Corporation and LF Global Investments, where his activities were all devoted to venture capital and serving on advisory boards.  Mr. Lohr was Senior Vice President of Titan Systems, a research and development company, from 1986 to 1988.  Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aviation and electronic warfare systems.  Mr. Lohr has over 35 years of extensive experience in research and development, management, and as a senior government official.  He served as a panel member of both the President’s Science Advisory Committee, the Defense Science Board, and as a member of the Army Science Board.  Mr. Lohr obtained a B.E. degree in Engineering from USC in 1949 and a M.S. degree from UCLA in 1964.

Mr. Lohr’s entire professional focus has been in the fields of military commercial corporations as well as service to the United States in various defense activities.  Mr. Lohr was the first Deputy Undersecretary of Defense for Acquisitions and served in both the Reagan and George H. W. Bush administrations in the Department of Defense’s major acquisition programs.  Mr. Lohr’s practical knowledge and experience as it relates to military programs and the workings of the U.S. government are particularly valuable to Ceradyne due to our heavy reliance on defense procurements.

Mr. Lohr was a limited partner in Global Money Management, LP, a private investment fund, and a member of LF Global Investments, LLC, which served as the general partner of Global Money Management.  For a brief period of time, Mr. Lohr served as a co-managing member of LF Global Investments.  After becoming a co-managing member, Mr. Lohr became concerned in the latter part of 2003 about the financial operations of Global Money Management and LF Global Investments, which were not subject to his control.  He voluntarily reported his concerns to the Securities and Exchange Commission and consented to the appointment of a receiver for Global Money Management and LF Global Investments for the purpose of investigating their business.  The investigation resulted in a civil action initiated by the SEC in 2004 in the U.S. District Court, Southern District of California in the case captioned SEC v. Global Money Management, LP, et al, 04-00521-BTM (WMC).  The receiver filed a bankruptcy action on behalf of the two entities.  Mr. Lohr has cooperated with the SEC throughout its investigation and the ensuing civil action, and he has not been named in any action initiated by any governmental or regulatory agency or otherwise found to have violated any laws or regulations.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that all of our directors satisfy the current “independent director” standards established by rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), except for Joel P. Moskowitz, who is the Chairman of the Board, Chief Executive Officer and President of Ceradyne.  Each director serving on the Audit Committee of our Board also meets the more stringent independence requirements established by Securities and Exchange Commission rules applicable to audit committees.  Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  There are no family relationships among any of the directors or executive officers of the Company.

Board of Directors and Committee Meetings

Our Board of Directors held seven meetings during 2009. The Board of Directors has an Audit Committee, which held eight meetings during 2009, a Compensation Committee, which held five meetings during 2009, and a Nominating and Corporate Governance Committee, which held four meetings during 2009. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board on which he served during 2009.  The independent directors meet in executive session on a regular basis without any management directors or employees present.  Although we have no formal policy requiring director attendance at annual meetings of stockholders, we schedule the annual meeting for a date that is convenient for all directors to attend.  All incumbent directors of the Company attended the 2009 annual meeting of stockholders.

Mr. Joel P. Moskowitz founded Ceradyne in 1967 and has served as both our Chairman and Chief Executive Officer since 1983.  He is the largest individual stockholder of the Company and, in the view of the Board of Directors, he is the single most important employee.  Ceradyne is a relatively small company and our Board consists of only six directors, all of whom are independent other than Mr. Moskowitz.  For these reasons, our Board believes that having Mr. Moskowitz serve both as Chairman and Chief Executive Officer is in the best interests of the Company.  Mr. Frank Edelstein has served as Lead Director since November 2004.  As Lead Director, Mr. Edelstein serves as chair of the executive sessions of the independent directors and also serves as a liaison between the independent directors and the Chairman of the Board.

Our Board is involved in overseeing the management of risks that face our company.  Historically, potential risks have been considered by the full board as they became apparent, such as in connection with acquisition or financing transactions, as new business opportunities are evaluated, or with day-to-day operational issues.  More recently, our Nominating and Corporate Governance Committee has been approaching the concept of enterprise risk management more broadly, undertaking to identify categories of risks applicable to Ceradyne, and formulating procedures for management employees to report to the full board regarding specific risks.  Our Audit Committee focuses on risks related to financial information systems and financial reporting.  Both of these committees regularly report to the full board regarding their activities and any specific risks that merit attention by the full board.

Committees of the Board

Our Board has three separate standing committees:  the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

The Company has a separately designated standing Audit Committee of the Board of Directors established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The current members of the Audit Committee are Richard A. Kertson, chairperson, William LaCourse and Milton L. Lohr.  All members of the Audit Committee are non-employee directors and satisfy the current Nasdaq standards applicable to audit committee members with respect to independence, financial expertise and experience.  Our Board of Directors has determined that Mr. Kertson meets the Securities and Exchange Commission’s definition of “audit committee financial expert.”  The Audit Committee held eight meetings during 2009.  To ensure independence, the Audit Committee also meets separately with our independent registered public accounting firm and members of management.

The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements.  A copy of our Audit Committee Charter is available in the investor relations section of the Company’s website at www.Ceradyne.com.

Compensation Committee

The current members of the Compensation Committee of our Board are Frank Edelstein, chairperson, Richard A. Alliegro and Milton L. Lohr, all of whom are independent directors under applicable Nasdaq standards.  The Compensation Committee held five meetings during 2009.  The Compensation Committee reviews and makes recommendations to the full Board regarding the salaries, bonuses and other compensation of our executive officers, as well as the compensation of the non-employee directors.  The Compensation Committee also administers the Company’s 1994 Stock Incentive Plan and 2003 Stock Incentive Plan.  In March 2010, our Board of Directors adopted a written Compensation Committee Charter that specifies the Committee’s responsibilities.  Under this charter, the Compensation Committee now has full authority to determine and set executive officer compensation.  A copy of our Audit Committee Charter is available in the investor relations section of the Company’s website at www.Ceradyne.com.

Processes and Procedures of the Compensation Committee

In each year from 2005 through 2008, the Compensation Committee engaged the services of Hewitt Associates LLC, a human resources consulting firm, to prepare an analysis of the compensation paid to Ceradyne’s executive officers compared to the compensation levels at public companies of similar size to Ceradyne, and to make recommendations regarding the compensation structure and amounts for Ceradyne’s executive officers.    In 2008, Hewitt Associates compared Ceradyne’s executive officer compensation to a peer group of companies similar to Ceradyne.  The peer group consisted of 15 manufacturing companies with annual revenues of from approximately $400 million to $1.4 billion and market capitalizations of from approximately $300 million to $3.7 billion.  Seven companies were California based and the rest were in various parts of the country.  The 15 companies used for benchmarking 2008 compensation were:  Conexant Systems, Cubic Corporation, Emulex Corporation, ESCO Technologies Inc., Esterline Technologies Corporation, FLIR Systems, Inc., Franklin Electric Co., Inc., Gencorp, GrafTech International Ltd., Kaydon Corporation, Multi-Fineline Electron Inc., Newport Corporation, Qlogic Corporation, RTI International Metals Inc., and Technitrol Inc.  Hewitt Associates also compared data from this peer group with general industry data from a wide variety of manufacturing and service companies with revenues between $500 million and $1.0 billion.  The Compensation Committee consulted with Hewitt Associates in 2009 regarding appropriate levels of executive officer compensation for 2009, but did not engage them to update the peer group survey because the Committee intended to maintain executive officer compensation at or somewhat below 2008 levels.

Our chief executive officer, Joel P. Moskowitz, plays an important role in formulating the compensation program for our executive officers as well as for our non-employee directors.  Mr. Moskowitz founded Ceradyne in 1967, is the largest individual stockholder, and continues to serve full time as the Company’s Chairman of the Board, Chief Executive Officer, and President.  The Compensation Committee considers Mr. Moskowitz to be one of the most important employees of Ceradyne, and highly values his insight and views on compensation matters.  Mr. Moskowitz makes recommendations to the Compensation Committee regarding base salary, cash bonuses, and awards of equity-based long-term compensation of the executive officers.  The Chairman of the Compensation Committee, Mr. Frank Edelstein, also has frequent conversations with Mr. Moskowitz regarding compensation matters.  The Compensation Committee, meeting in executive session without Mr. Moskowitz or other management employees present, takes Mr. Moskowitz’ recommendations into account in determining the Committee’s own recommendations regarding cash compensation, which are then presented to the full Board for approval.  The Compensation Committee has full authority to approve awards of equity-based compensation, consisting of stock options and restricted stock units, but considers the recommendations of Mr. Moskowitz in making these awards.  In March 2010, our Board of Directors adopted a written Compensation Committee Charter, which delegates full authority to the Compensation Committee to determine and set executive officer compensation.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee of our Board are Milton L. Lohr, chairperson, Richard A. Alliegro and Frank Edelstein, all of whom are independent directors under applicable Nasdaq standards.  The Nominating and Corporate Governance Committee held four meetings during 2009.  The role of the Nominating and Corporate Governance Committee, as set forth in its charter, is to

•	assist the Board by identifying, evaluating and recommending candidates for election to the Board,

•	recommend Board members to serve on each committee of the Board,

•	develop and recommend corporate governance guidelines applicable to the Company, and

•	lead the Board in its annual review of the Board’s performance.

A copy of our Nominating and Corporate Governance Committee Charter is available in the investor relations section of the Company’s website at www.Ceradyne.com.

Identifying and Evaluating Director Candidates

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the Nominating and Corporate Governance Committee Charter.  In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the Company and our stockholders, and must be willing and able to devote the necessary time for Board service.  To comply with regulatory requirements, a majority of Board members must qualify as independent directors under Nasdaq rules, and at least one Board member must qualify as an “audit committee financial expert” under rules of the Securities and Exchange Commission.  The Committee does not have any policy regarding diversity in identifying nominees for director.

The committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by stockholders to be considered as director nominees.  Our charter makes no distinction between whether a director nominee is recommended by a stockholder or by management.  Although we have not received any recommendations for director nominees from stockholders, we expect that the Committee would apply the same process and criteria in evaluating a stockholder recommendation as it would for a management recommendation.  A stockholder wishing to recommend a candidate for nomination to the Board should send a letter to the Corporate Secretary at 3169 Red Hill Avenue, Costa Mesa, California 92626.  The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.”  The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications.  At a minimum, candidates recommended for election to the Board must meet the independence standards established by Nasdaq and the criteria set forth above.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to:  Attention: Corporate Secretary, Ceradyne, Inc., 3169 Red Hill Avenue, Costa Mesa, California 92626.  The envelope should indicate that it contains a stockholder communication.  All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, controller and persons performing similar functions.  A copy of the Code of Business Conduct and Ethics is available in the investor relations section of the Company’s website at www.Ceradyne.com, and a copy also may be obtained at no charge by written request to the attention of the Corporate Secretary at 3169 Red Hill Avenue, Costa Mesa, California 92626.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Ceradyne’s directors and executive officers, and persons who own more than ten percent of Ceradyne’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Ceradyne with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2009, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except as follows:  Mr. Milton L. Lohr sold shares of our common stock on Wednesday, June 10, 2009.  A Form 4 reporting this transaction was due on Friday, June 12, 2009 but was not filed until Monday, June 15, 2009, one business day late.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers who were serving as executive officers of Ceradyne at December 31, 2009.  These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this proxy statement as our “named executive officers.”  For information about the Compensation Committee of our Board of Directors, and the processes and procedures it employs to review and establish compensation for our named executive officers, please refer to the section captioned “Compensation Committee” at page 7 above.

Executive Compensation Program Objectives and Overview

Our executive compensation program is intended to fulfill three primary objectives:  first, to attract and retain qualified executives required for the success of our business; second, to reward these executives for financial and operating performance; and third, to align their interests with those of our stockholders to create long-term stockholder value.

The principal elements of the compensation program for our named executives include base salary, cash bonus, and long-term incentives in the form of stock options and, since 2005, restricted stock units.  Our compensation program has consisted of these same basic elements for many years, but has been modified and adjusted in recent years as the Company experienced rapid growth in revenues and profits during the period of 2003 through 2007, followed by a decline in revenues and profits in 2008 and 2009.

During the 1980’s and 1990’s, we were a very small company with annual revenues ranging in the low to mid $20 millions during much of this period.  Profits were also small and in many years we incurred a net loss.  Consequently, we could not afford to pay large salaries.  In order to provide incentives to our executive officers, whose salaries generally were at the low end of being competitive, we provided cash bonuses based on a percentage of pre-tax profits, either of the entire company, in the case of our chief executive officer, or of a division or business unit in the case of executives whose responsibilities were more narrow in scope.  For our senior executive officers, these cash bonuses were based on a fixed percentage of pre-tax profits, without any threshold amounts, target amounts, or limits on the maximum amount that could be earned.  However, in most years during this period, the cash bonuses actually earned were either small or, when we incurred a net loss, non-existent.

Our revenue and profits began growing rapidly in about 2003, primarily as a result of increasing sales of our ceramic body armor due to the military conflicts in Iraq and Afghanistan.  This success enabled us to pay more competitive salaries, and we began increasing base salaries in order to bring them more in line with the median level paid by companies comparable in size to us in our general geographic location.  Our cash bonus plan, which generally did not change during this period, generated increasingly large cash bonuses as our profitability increased.  In 2004, for example, the cash bonus earned by one of our executive officers exceeded 200% of his base salary.

Although the amount of cash bonuses earned in 2004 were high historically, our Compensation Committee believed that the total cash compensation earned by our named executive officers in 2004 was fair in view of the exceptional operating performance of the Company.  Because the cash bonus plan was popular with management and was positive for morale, the Compensation Committee left the plan largely intact for 2005, but imposed a limit on maximum bonuses for 2005 of 150% of base salary.  The cash bonus plan, with this modification, was continued unchanged for 2006.  Commencing with 2007, the cash bonus plan was modified by decreasing the maximum amounts to 100% of base salary for our three highest paid executive officers.  In conjunction with the decrease in the maximum bonus percentage, the base salaries for our three highest paid executive officers were increased in 2007 to equal a larger percentage of estimated total cash compensation.  For 2008, increases in base salaries were kept to a more modest amount of approximately 9.0%, which was based on 4.0% for inflation plus 5.0% for the extraordinary growth in sales in 2007.

In setting the compensation of our named executive officers for 2009, our Compensation Committee took into consideration the Company’s decline in sales and net income in 2008 and expected further declines in 2009, by freezing 2009 base salaries at 2008 levels and by reducing the maximum bonus amounts for our three highest paid executive officers to 90% of base salary.  In addition, our Compensation Committee imposed a threshold on cash bonuses for the first time:  our chief executive officer and chief financial officer would not earn a cash bonus under the bonus formulas described below unless the Company earned at least $0.50 per fully diluted share in 2009.  Other than this threshold requirement and a performance-based restricted stock unit granted to Mr. Kraft, as discussed below, no corporate targets or objectives were established for any of our named executive officers. The Compensation Committee retained discretion to award cash bonuses if deemed warranted by extraordinary circumstances or the contributions by individual officers.  As discussed below, the Compensation Committee used its discretion to award cash bonuses to our chief executive officer and chief financial officer for 2009 even though fully diluted earnings for 2009 were only $0.33 per share.

2009 Executive Officer Compensation Elements

Cash Compensation

As noted above, over the past several years our Compensation Committee has sought to adjust the components of cash compensation by increasing base salaries, imposing maximum limits on cash bonuses, and adjusting the relative mix of the two.  Based in part on survey information provided by Hewitt Associates LLC, as described at page 7 above, the Compensation Committee has gradually increased base salaries, and in recent years the Compensation Committee has targeted its recommendations for total compensation, consisting of base salary, bonus and equity-based compensation, at the median amount of the survey group of companies.  In 2009, the Committee determined that the peer group was still appropriate, but did not obtain an updated survey of the peer group’s compensation.  Because of reduced operating results in 2008 and expected further declines in 2009, the Committee’s goal was to maintain executive officer compensation at or somewhat below 2008 levels, while providing total compensation that would be competitive with the peer group, but did not target total 2009 compensation to achieve the median amount of the peer group.

The table below shows the base salary established for each of our named executive officers for 2009, and the percentage change compared to the prior year.  Salary adjustments generally take effect in February of each year, so the amounts shown below will not be exactly the same as those shown in the Fiscal 2009 Summary Compensation Table.

Name and Principal Position	2009 Base Salary	Percent Increase versus 2008 Base Salary
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	$710,000	0.0%
Jerrold J. Pellizzon Chief Financial Officer	$330,000	0.0%
David P. Reed Vice President, and President of North American Operations	$355,000	0.0%
Bruce Lockhart Vice President, and President of Ceradyne Thermo Materials	$180,000	0.0%
Michael A. Kraft Vice President Nuclear and Semiconductor Business Units	$210,000	5.0%

The following table describes the cash bonus plan in effect for 2009, and includes the maximum potential cash bonus and the actual cash bonus earned for 2009.

	2009 Cash Bonuses
Name and Principal Position	Cash Bonus Formula	Maximum Cash Bonus		Actual Cash Bonus Earned for 2009
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	1.0% of consolidated pre-tax income	$639,000	(1)	$167,747
Jerrold J. Pellizzon Chief Financial Officer	0.5% of consolidated pre-tax income	$297,000	(1)	$83,874
David P. Reed Vice President, and President of North American Operations	1.0% of Advanced Ceramic Operations earnings before interest, taxes and other income and expense	$319,500	(1)	$244,536
Bruce Lockhart Vice President, and President of Ceradyne Thermo Materials	1.5% of Ceradyne Thermo Materials pre-tax income from operations	$150,000	(2)	$150,000
Michael A. Kraft Vice President Nuclear and Semiconductor Business Units	Based on Advanced Ceramic Operations bonus pool plus an incentive bonus(4)	$94,500	(3)	$43,875
_____________

(1)	Cash bonuses for Mr. Moskowitz, Mr. Pellizzon and Mr. Reed were capped at an amount equal to 90% of each officer’s annual base salary in 2009.

(2)	Cash bonus for Mr. Lockhart was capped at $150,000, which equals approximately 83.3% of his annual base salary in 2009.

(3)	Cash bonus for Mr. Kraft was capped at an amount equal to 45% of his annual base salary in 2009.

(4)	Special cash bonus for Mr. Kraft was capped at an amount equal to 10% of his annual base salary, based upon turning around the operations of our SemEquip, Inc. and Ceradyne Canada subsidiaries.

As noted above, when our Compensation Committee established the 2009 cash bonus plan in March 2009, it provided that our chief executive officer and chief financial officer would not earn a cash bonus under the bonus formulas described above unless the Company earned at least $0.50 per fully diluted share in 2009.  However, the Compensation Committee also retained discretion to award cash bonuses if deemed warranted by extraordinary circumstances or the contributions by individual officers.  The Company reported earnings of $0.33 per fully diluted share for 2009.  During 2009, the Company incurred several financial statement charges that were not known or anticipated in March 2009, including a restructuring charge of $12.2 million related to the closure of the Company’s facility in Bazet, France, an impairment charge of $3.8 million to write down the value of goodwill of the Company’s Ceradyne Canada reporting unit, and $0.3 million of transaction costs related to an acquisition completed in 2009.  At its meeting in March 2010, the Compensation Committee concluded that these charges were not related to the chief executive officer’s or chief financial officer’s performance in 2009 and, had these charges not been incurred, 2009 earnings would have exceeded $0.50 per fully diluted share.  Therefore, the Compensation Committee determined to award cash bonuses to our chief executive officer and chief financial officer based on pre-tax income, as adjusted to add back the three charges described above.  The actual 2009 cash bonuses computed in this manner are shown in the table above.

 In July 2009, the Compensation Committee approved two modification’s to Mr. Kraft’s cash compensation in recognition of increased responsibilities that had been assigned to him, including the assumption of direct operational responsibility for our SemEquip, Inc. subsidiary, and because his new responsibilities provided minimal opportunity to earn a reasonable bonus.  First, the Committee extended for one year Mr. Kraft’s housing allowance of $30,000 per year, related to his relocation to Orange County, California in connection with the commencement of his employment in 2005.  Second, the Committee approved a special cash bonus, not to exceed 10.0% of his base salary, based upon turning around the operations of our SemEquip, Inc. and Ceradyne Canada subsidiaries, with the actual bonus to be determined by Mr. David Reed, President of North American Operations.  The amount of this special bonus awarded to Mr. Kraft was $21,000, and is included in the table above in the actual cash bonus column.

Equity-Based Compensation

We used stock option grants as a form of long-term compensation until 2005.  Prior to 2003, when our revenues and profits began to increase dramatically, as described above, our stock generally was not actively traded and the price stayed within a relatively narrow range.  Consequently, stock options did not provide much incentive compensation prior to 2003.  When our stock price began to increase dramatically in 2003, employees who were granted stock options in earlier years suddenly realized substantial gains on their options.  However, the Compensation Committee was concerned that newly granted stock options may not provide the same level of increase in value in the future, and therefore may not serve the intended purpose of providing incentive compensation.  This is because stock options have value to the employee only if the price of the stock is higher on the date of exercise than it was on the date of grant.

In 2005, the Company amended its 2003 Stock Incentive Plan to authorize the grant of restricted stock units, in addition to traditional stock options.  This amendment was approved by our stockholders in May 2005.  A restricted stock unit (“RSU”) is similar, in many respects, to a stock option, except that there is no exercise price.  Each RSU represents the right to receive one share of common stock of the Company when the RSU vests, without payment of any exercise price.  For accounting purposes, the value of an RSU, which is the closing price of a share of our stock on the date of grant of the RSU, is expensed and reflected in our income statement ratably over the period the RSU vests.

Commencing in May 2005, after the stockholders approved the amendment to the 2003 Stock Incentive Plan, the Compensation Committee began awarding RSUs to executive officers, rather than stock options, for the following reasons:  Even if the price of our stock declines after the date of grant, RSUs will still have some value when they vest, unlike stock options.  RSUs would still serve as an incentive to employees to improve Company performance, which hopefully would be reflected in a higher price of our stock, but they would not lose all of their value merely because the price of our stock might decline below the price on the date of grant, which could be caused by stock market conditions or the economy as a whole, and not by the performance of Ceradyne.  Also, because there is no exercise price required when RSUs vest, contrasted with stock options, the intrinsic value of an RSU when it vests is greater than the intrinsic value of a stock option when it vests.  For this reason, the Compensation Committee determined that it would grant fewer RSUs to each officer than the number of stock options that would have been granted based on historical practices.  This policy would result in fewer shares being outstanding, resulting in less dilution to stockholders, and would allow the number of shares remaining available under our 2003 Stock Incentive Plan to last longer.

In determining the number of RSUs to grant to each of our named executive officers in 2009, the Compensation Committee took into account that our stock price on the date of grant, March 23, 2009, was $19.78 per share, compared to $38.60 per share on the date RSUs were granted to executive officers in the prior year – May 8, 2008.  Thus, even though the numbers of RSUs granted to our named executive officers in 2009 were the same as the numbers of RSUs granted in 2008, the grant date value of the RSUs was lower in 2009.  As noted below, additional RSUs were subsequently granted to Mr. Kraft in recognition of additional responsibilities assigned to him during 2009.

RSUs granted to officers during 2009 and in prior years typically vest over five years at the rate of 20% of the units as of each anniversary of the date of grant.  In 2009, the Compensation Committee, for the first time, awarded RSUs with vesting based on the achievement of a performance target.  These performance-based RSUs were awarded to employees of our SemEquip, Inc. subsidiary and also to Mr. Kraft, because he has primary responsibility for SemEquip’s operations.  SemEquip is a late-stage startup technology company that we acquired in August 2008.  To date, SemEquip has achieved only nominal revenue and has incurred substantial losses.  Based on the recommendation of management, the Compensation Committee determined to base vesting of a portion of the RSUs granted to employees of SemEquip on the achievement of operating results set forth in SemEquip’s 2009 operating plan.   These performance-based RSUs were granted in July 2009, including an RSU for 2,250 shares granted to Mr. Kraft, and provided that they would vest in full on March 19, 2010 if the pre-tax (loss) of SemEquip for the year ended December 31, 2009 was not more than $(7,606,011).  This target was achieved and these performance-based RSUs fully vested on March 19, 2010.  For this purpose, the RSU awards stipulated that pre-tax (loss) would be determined in accordance with generally accepted accounting principles, or GAAP, as if SemEquip were a stand-alone company (i.e., before inter-company eliminations but after any inter-company charges, such as but not limited to management fees), and would exclude acquisition-related charges, any purchase price adjustments based on changes to the financial model as required by GAAP, and charges for impairments that are incurred by SemEquip.  Also in July 2009, the Committee granted RSUs to employees of SemEquip, including an RSU awarded to Mr. Kraft for 2,250 shares, that vested immediately based on SemEquip having already achieved the operating results set forth in its 2008 operating plan.  A time-based vesting RSU for 3,750 shares was also granted to Mr. Kraft on June 9, 2009 in recognition of him having assumed direct operational responsibility for SemEquip.

Compensation of our Named Executive Officers

The amount of each component of compensation established for the named executive officers is based on a number of factors.  These factors include company performance, individual merit, compensation paid by companies comparable in size to Ceradyne, input from Hewitt Associates LLC, the recommendations of our Chief Executive Officer, Joel P. Moskowitz, and a review of the prior compensation history of each executive officer.  Some of these factors are discussed above.  Other factors applicable to each named executive officer are discussed below.

        Mr. Moskowitz founded Ceradyne in 1967 and continues to serve the Company full time as our Chairman, Chief Executive Officer and President.  The Compensation Committee considers Mr. Moskowitz to be largely responsible for the success the Company has achieved, and to be one of our most important employees.  Because he has responsibility for the entire Company, his cash bonus is based on consolidated pre-tax profits.

Mr. Pellizzon has been our Chief Financial Officer since September 2002.  He has guided the Company through several financing transactions, the significant acquisition of ESK Ceramics in 2004, the acquisitions of Minco, Inc. and EaglePicher LLC in 2007, the acquisitions of several smaller companies, with the implementation of internal controls and procedures necessary to comply with complex new financial and accounting requirements imposed by the Sarbanes-Oxley Act of 2002, and with the expansion of our manufacturing operations into China and India.  Mr. Pellizzon is the executive sponsor of Ceradyne's implementation of SAP, its new enterprise resource planning software, and was instrumental regarding the re-purchase of part of our convertible debt resulting in an economic gain of $4.7 million.  Because he has responsibility for the entire Company, his cash bonus is also based on consolidated pre-tax profits.

Mr. Reed has been an employee of Ceradyne since November 1983.  He is responsible for all of North American operations, which includes our largest operating segment, our Advanced Ceramic Operations, or ACO.  Our ACO division manufactures ceramic body armor, which was the reason for most of our dramatic growth from 2003 through 2007 and remains one of our most important product lines.  Mr. Reed is largely responsible for this success.  Because he has responsibility for all of the ACO operations, his cash bonus is based on a percentage of the pre-tax profits of our ACO division before interest and taxes, and excluding non-operating items of income and expense.

Mr. Lockhart has been an employee of Ceradyne since September 2001 as President of our Thermo Materials division and he was appointed a Vice President of Ceradyne in February 2003.  His responsibility has expanded substantially over the past two years with our acquisition of Minco, Inc. in July 2007 and the expansion of our operations into China in 2007, where we manufacture ceramic crucibles.  Both Minco and our China operations are part of our Thermo Materials operating segment. Mr. Lockhart’s cash bonus in 2009 was based on pre-tax operating income of our Thermo Materials division.

Mr. Kraft has been an employee of Ceradyne since February 2005, initially as Vice President of Sales, Marketing and Business Development.  He was appointed Vice President of Nuclear and Semiconductor Business Units in June 2007.  In his current position, he has responsibility for these two business units, which we established during 2006.  These business units focus primarily on developing and manufacturing products for containment of nuclear waste, and boron dopant chemicals for semiconductor silicon manufacturing.  SemEquip, Inc., which we acquired in August 2008, is included in the Semiconductor Business Unit.  In May 2009, Mr. Kraft assumed direct operational responsibility for SemEquip.

The following table shows the three elements of our compensation program applicable to our named executive officers in 2009, and the total targeted compensation.

Name and Principal Position	2009 Base Salary	Maximum 2009 Cash Bonus	Long-Term Equity Incentive Compensation(1)	Total 2009 Maximum Compensation
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	$710,000	$639,000	$500,000 (25,000 RSUs)	$1,849,000
Jerrold J. Pellizzon Chief Financial Officer	$330,000	$297,000	$300,000 (15,000 RSUs)	$927,000
David P. Reed Vice President and President of North American Operations	$355,000	$319,500	$300,000 (15,000 RSUs)	$974,500
Bruce Lockhart Vice President, and President of Ceradyne Thermo Materials	$180,000	$150,000	$80,000 (4,000 RSUs)	$410,000
Michael A. Kraft Vice President Nuclear and Semiconductor Business Units	$210,000	$94,500	$80,000 (4,000 RSUs)(2)	$384,500	(2)
___________

(1)
Long-term equity incentive compensation is in the form of restricted stock units (“RSU”) granted under the Company’s 2003 Stock Incentive Plan.  Each RSU represents the right to receive one share of common stock of the Company when the RSU vests, without payment of any exercise price. RSUs granted to officers typically vest over five years at the rate of 20% of the units as of each anniversary of the date of grant.  The amount of long-term equity incentive compensation shown in the table represents the number of RSUs granted multiplied by $20, which was approximately the share price on March 23, 2009, the date of grant.  The estimated value of the long-term equity incentive compensation shown in this column is based on the assumptions that all RSUs granted in 2009 will vest in full and that the price per share on the date of vesting will be $20 per share.

(2)
In addition to the RSUs granted to Mr. Kraft on March 23, 2009, as shown in the table, Mr. Kraft was granted 3,750 RSUs on June 9, 2009 and 4,500 RSUs on July 13, 2009.  Based on the share price on the dates of grant ($20.12 on June 9, 2009 and $16.53 on July 13, 2009), these RSUs had a grant date value of $75,450 and $74,385, respectively, or a total value of $149,835.  These additional RSUs increased Mr. Kraft’s total 2009 maximum compensation to $550,335.  This assumes that the RSUs granted to Mr. Kraft will vest in full and that the price per share on the date of vesting will be the same as on the date of grant.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only to the extent total compensation does not exceed $1.0 million during any fiscal year or if it is “performance-based” under Section 162(m).  Prior to 2006, the total compensation earned by our executive officers was always less than $1.0 million and, consequently, the limitations imposed by Section 162(m) were not a factor.  Although our chief executive officer earned compensation in excess of $1.0 million in 2006, 2007, 2008 and 2009, the Compensation Committee has determined, for the reasons set forth above, not to modify the basic method of determining cash bonuses.  Because the cash bonus plan has not been approved by our stockholders, it does not constitute a “performance based” plan under Section 162(m).  The Compensation Committee has also determined, based in part on the recommendation of our chief executive officer, to award restricted stock units using primarily time-based vesting rather than performance-based vesting.    Consequently, the Company will not be able to deduct for federal income tax purposes compensation earned by our named executive officers in 2009 in excess of $1.0 million each.  However, as discussed above, performance-based restricted stock units were granted during 2009 to employees of our SemEquip, Inc. subsidiary and to Mr. Kraft.

Compensation Committee Report

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and has discussed its contents with Ceradyne management and the Board of Directors. Based on the review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and is incorporated by reference in the Company’s Form 10-K report for the year ended December 31, 2009.

Submitted by the members of the Compensation Committee
Richard A. Alliegro
Frank Edelstein (Chairperson)
Milton L. Lohr

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has a standing Compensation Committee.  The members of this committee during 2009 and presently are Richard A. Alliegro, Frank Edelstein and Milton L. Lohr.  The Compensation Committee’s function is to review and make recommendations to the Board regarding the compensation of executive officers and of the non-employee directors.  The Compensation Committee also administers our equity incentive plans.  No member of the Compensation Committee is, or ever has been, an employee or officer of the Company.  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned during each of the years ended December 31, 2009, 2008 and 2007 by our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers at December 31, 2009.  These officers are referred to in this proxy statement as the “named executive officers.”

Fiscal 2009 Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	2009	$710,008	$167,747	$494,500	—	$8,250	$1,380,505
	2008	725,836	695,006	965,000	—	7,750	2,393,592
	2007	616,348	650,000	310,860	—	7,750	1,584,958
Jerrold J. Pellizzon Chief Financial Officer	2009	329,940	83,874	296,700	—	8,250	718,764
	2008	336,916	322,499	579,000	—	7,750	1,246,165
	2007	287,308	300,000	197,820	—	7,750	792,878
David P. Reed Vice President, and President of North American Operations	2009	355,014	244,535	296,700	—	8,250	904,499
	2008	362,893	266,262	579,000	—	7,750	1,215,905
	2007	311,907	325,000	197,820	—	7,750	842,477
Bruce Lockhart Vice President, and President of Ceradyne Thermo Materials	2009	180,000	150,000	79,120	—	6,058	415,178
	2008	184,039	173,841	154,400	—	7,750	520,030
	2007	145,964	22,532	113,040	—	7,750	289,286
Michal A. Kraft Vice President of Nuclear and Semiconductor Business Units	2009	210,000	43,875	228,956	—	54,230	537,061
	2008	214,891	92,637	154,400	—	5,447	467,375
	2007	192,007	84,535	—	—	42,587	319,129

(1)
The amounts shown in these columns reflect salary and bonuses earned by the named executive officers during the years shown and include amounts which the executives elected to defer, on a discretionary basis, pursuant to the Company’s 401(k) savings plan and the nonqualified deferred compensation plan.  Additional information regarding the Company’s nonqualified deferred compensation plan is provided below in the “Fiscal Year 2009 Nonqualified Deferred Compensation Table.”

(2)
The amounts shown in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted in each year shown.  Each RSU represents the right to receive one share of Ceradyne common stock when the RSU vests, without payment of any exercise price.  RSUs granted to the named executive officers in the years shown typically vest over five years at the rate of 20% of the units as of each anniversary of the date of grant.  Under FASB ASC Topic 718, the grant date fair value of RSUs is calculated using the closing price of Ceradyne common stock on the date of grant, and does not necessarily correspond to the actual value that will be realized by the named executive officers.  See the Grants of Plan-Based Awards table below for additional information regarding awards made in 2009.

(3)	No stock options were granted to the named executive officers in 2009, 2008 or 2007.

(4)	See the All Other Compensation Table below for additional information regarding the amounts shown in this column.

All Other Compensation

The following table includes information regarding the various elements of “all other compensation” shown above in the Fiscal 2009 Summary Compensation Table.

Fiscal 2009 All Other Compensation Table

Name	Year	Company Contributions to 401(k) Plan(1)	Company Contribution to Nonqualified Deferred Compensation Plan	Relocation Reimbursement (2)	Total
Joel P. Moskowitz	2009	$8,250	$—	$—	$8,250
	2008	7,750	—	—	7,750
	2007	7,750	—	—	7,750
Jerrold J. Pellizzon	2009	8,250	—	—	8,250
	2008	7,750	—	—	7,750
	2007	7,750	—	—	7,750
David P. Reed	2009	8,250	—	—	8,250
	2008	7,750	—	—	7,750
	2007	7,750	—	—	7,750
Bruce Lockhart	2009	6,850	1,400	—	8,250
	2008	7,750	—	—	7,750
	2007	7,750	—	—	7,750
Michael A. Kraft	2009	5,250	—	48,980	54,230
	2008	5,447	—	—	5,447
	2007	4,800	—	42,587	47,387

(1)
The amounts in this column represent the Company’s matching contributions under the Ceradyne Smart 401(k) Plan for the years shown, up to the limitations imposed under Internal Revenue Service regulations.  Matching contributions are made at the discretion of the Board of Directors at a rate of up to 50% of the employee’s contribution, which is limited to 15% of the employee’s salary and bonus, subject to limits on maximum employee contributions imposed by Internal Revenue Service regulations.

(2)
The amounts in this column for Mr. Kraft represent an allowance for housing expenses paid to him in 2009, 2008 and 2007 relating to his relocation to Orange County, California in connection with his commencement of employment in 2005.

Grants of Plan-Based Awards

    The following table sets forth information regarding grants of awards to each named executive officer during the year ended December 31, 2009 under our equity incentive plans.

Grants of Plan-Based Awards in Fiscal Year 2009

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)		Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Joel P. Moskowitz	3/23/2009	25,000		—	$19.78	$494,500
Jerrold J. Pellizzon	3/23/2009	15,000		—	19.78	296,700
David P. Reed	3/23/2009	15,000		—	19.78	296,700
Bruce Lockhart	3/23/2009	4,000		—	19.78	79,120
Michael A. Kraft	3/23/2009	4,000		—	19.78	79,120
	6/9/2009	3,750		—	20.12	75,450
	7/13/2009	2,250	(3)	—	16.53	37,193
	7/13/2009	2,250	(3)	—	16.53	37,193

(1)
The amounts shown in this column represent the number of restricted stock units (“RSUs”) granted in 2009 to each named executive officer.  Each RSU represents the right to receive one share of Ceradyne common stock when the RSU vests, without payment of any exercise price.  Except as otherwise noted, RSUs granted to the named executive officers vest over five years at the rate of 20% of the units as of each anniversary of the date of grant, provided that the executive is still employed by the Company on the vesting date.

(2)
The amounts shown in this column represent the full grant date fair value of RSUs granted in 2009, computed in accordance with FASB ASC Topic 718.  Under FASB ASC Topic 718, the grant date fair value of RSUs is calculated using the closing price of Ceradyne common stock on the date of grant, multiplied by the number of RSUs granted.  This amount is then recognized by the Company as compensation expense for financial statement reporting purposes ratably over the vesting period.

(3)
On July 13, 2009, performance-based RSUs were awarded to employees of our SemEquip, Inc. subsidiary and also to Mr. Kraft, because he has primary responsibility for SemEquip’s operations.  SemEquip is a late-stage startup technology company that Ceradyne acquired in August 2008.  To date, SemEquip has achieved only nominal revenue and has incurred substantial losses.  The performance-based RSUs granted to employees of SemEquip, including an RSU for 2,250 shares granted to Mr. Kraft, provided that they would vest in full on March 19, 2010 if the pre-tax (loss) of SemEquip for the year ended December 31, 2009 was not more than $(7,606,011).  This target was achieved and these performance-based RSUs fully vested on March 19, 2010.  For this purpose, the RSU awards stipulated that pre-tax (loss) would be determined in accordance with generally accepted accounting principles, or GAAP, as if SemEquip were a stand-alone company (i.e., before inter-company eliminations but after any inter-company charges, such as but not limited to management fees), and would exclude acquisition-related charges, any purchase price adjustments based on changes to the financial model as required by GAAP, and charges for impairments that are incurred by SemEquip.  Also on July 13, 2009, RSUs were granted to employees of SemEquip, including an RSU for 2,250 shares granted to Mr. Kraft, that vested immediately based on SemEquip having already achieved the operating results set forth in its 2008 operating plan.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by each named executive officer as of December 31, 2009, including the number of unexercised vested and unvested stock options and the number of unvested restricted stock units (“RSUs”). The vesting schedule for each grant is shown following this table. The market value of the RSUs is based on the closing market price of Ceradyne common stock as of the last trading day of the year (December 31, 2009), which was $19.22 per share.

Outstanding Equity Awards at 2009 Fiscal Year End

	Option Awards				Stock Awards
						Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
					Number of Shares or Units of Stock That Have Not Vested(2) (#)

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)
				Option Expiration Date

Name	Exercisable	Unexercisable(1)
Joel P. Moskowitz	112,500	—	$4.58	9/6/2011	1,000	$19,220
	56,250	—	16.89	9/10/2013	2,000	38,440
	22,500	—	21.84	8/16/2014	3,300	63,426
					20,000	384,400
					25,000	480,500
Jerrold J. Pellizzon	27,000	—	3.22	10/14/2012	400	7,688
	4,500	—	16.89	9/10/2013	800	15,376
	9,000	—	21.84	8/16/2014	2,100	40,362
					12,000	230,640
					15,000	288,300
David P. Reed	11,250	—	3.58	5/20/2012	400	7,688
	2,250	—	3.22	10/14/2012	800	15,376
	11,250	—	16.89	9/10/2013	2,100	40,362
	7,500	—	21.84	8/16/2014	12,000	230,640
					15,000	288,300
Bruce Lockhart	1,350	—	3.96	12/16/2012	400	7,688
	1,125	—	16.89	9/10/2013	1,200	23,064
	1,500	—	21.84	8/16/2014	3,200	61,504
					4,000	76,880
Michael A. Kraft	2,000	1,000	21.46	5/23/2015	2,000	38,440
					2,250	43,245
					1,500	28,830
					3,200	61,504
					2,000	38,440
					3,750	72,075

(1)
Stock options granted to the named executive officers generally vest over five years at the rate of 20% of the options as of each anniversary of the date of grant, provided that the executive is still employed by the Company on the vesting date.  The amounts shown in this column represent the remaining unvested portion of each option grant.

(2)
The amounts shown in this column represent the number of restricted stock units (“RSUs”) held by each named executive officer as of December 31, 2009.  Each RSU represents the right to receive one share of Ceradyne common stock when the RSU vests, without payment of any exercise price.  RSUs granted to the named executive officers generally vest over five years at the rate of 20% of the units as of each anniversary of the date of grant, provided that the executive is still employed by the Company on the vesting date.

(3)
The amounts shown in this column represent the value of unvested RSUs held as of December 31, 2009, calculated using the closing price of Ceradyne common stock on the last trading date of the year (December 31, 2009), multiplied by the number of unvested RSUs.

Option Exercises And Stock Vested

The table below sets forth information for each named executive officer regarding the exercise of stock options and the vesting of restricted stock units (“RSUs”) during the year ended December 31, 2009, including the aggregate value realized upon exercise or vesting, each before payment of any applicable withholding taxes.

Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Joel P. Moskowitz	—	$—	8,100	$162,195	(3)
Jerrold J. Pellizzon	—	—	4,500	90,503	(4)
David P. Reed	—	—	4,500	90,503	(5)
Bruce Lockhart	—	—	1,400	26,978	(6)
Michael A. Kraft	—	—	4,550	88,567	(7)

(1)
The value realized on exercise of option awards represents the market price per share of common stock on the date of exercise, less the stock option exercise price per share, multiplied by the number of stock options exercised.

(2)	The value realized on vesting of stock awards represents the market price per share of common stock on the date each RSU vests, multiplied by the number of RSUs that vested on that date.

(3)
Mr. Moskowitz acquired 1,000 shares upon the vesting of RSUs on March 6, 2009 with a market price of $14.87 per share, 1,100 shares upon the vesting of RSUs on March 19, 2009 with a market price of $18.25 per share, 5,000 shares upon the vesting of RSUs on May 23, 2009 with a market price of $20.88 per share, and 1,000 shares upon the vesting of RSUs on May 26, 2009 with a market price of $22.85 per share.

(4)
Mr. Pellizzon acquired 400 shares upon the vesting of RSUs on March 6, 2009 with a market price of $14.87 per share, 700 shares upon the vesting of RSUs on March 19, 2009 with a market price of $18.25 per share, 3,000 shares upon the vesting of RSUs on May 23, 2009 with a market price of $20.88 per share, and 400 shares upon the vesting of RSUs on May 26, 2009 with a market price of $22.85 per share.

(5)
Mr. Reed acquired 400 shares upon the vesting of RSUs on March 6, 2009 with a market price of $14.87 per share, 700 shares upon the vesting of RSUs on March 19, 2009 with a market price of $18.25 per share, 3,000 shares upon the vesting of RSUs on May 23, 2009 with a market price of $20.88 per share, and 400 shares upon the vesting of RSUs on May 26, 2009 with a market price of $22.85 per share.

(6)
Mr. Lockhart acquired 200 shares upon the vesting of RSUs on March 6, 2009 with a market price of $14.87 per share, 400 shares upon the vesting of RSUs on March 19, 2009 with a market price of $18.25 per share, and 800 shares upon the vesting of RSUs on May 23, 2009 with a market price of $20.88 per share.

(7)
Mr. Kraft acquired 2,300 shares upon the vesting of RSUs on May 23, 2009 with a market price of $20.88 per share, and 2,250 shares upon the vesting of RSUs on July 16, 2009 with a market price of $18.01 per share.

Nonqualified Deferred Compensation

The table below sets forth information for each named executive officer who participates in our Nonqualified Deferred Compensation Plan.  The table also includes the total balance of the executive’s account as of December 31, 2009.

Fiscal Year 2009 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Joel P. Moskowitz	—	—	—	—	—
Jerrold J. Pellizzon	$88,748	—	$53,999	—	$2,135,850
David P. Reed	144,934	—	447,158	—	2,410,043
Bruce Lockhart	49,882	—	51,796	—	262,877
Michael A. Kraft	—	—	—	—	—

(1)	The amounts shown in this column are also included in the Summary Compensation Table above as part of the salary and bonus earned by the named executive officer in 2009.

The Ceradyne Nonqualified Deferred Compensation Plan allows a select group of management and highly compensated U.S. employees, including executive officers, to voluntarily defer receipt of a portion of his or her salary and cash bonus until: (i) the participant’s employment with the Company terminates, he or she dies or becomes disabled, (ii) the Company undergoes a change in control, (iii) the occurrence of a fixed date or dates elected by the participant, or (iv) the Company terminates the plan, whichever is the first to occur.  Amounts credited to the plan consist of cash compensation that has been earned and payment of which has been deferred by the participant and matching contributions made by Ceradyne.

The amounts deferred under the plan are adjusted for earnings and losses based on hypothetical investment choices selected by the participant from among a range of mutual funds that are publicly traded on a United States national stock exchange.  Ceradyne does not pay guaranteed, above-market or preferential earnings on deferred compensation.  No funds are set aside in a trust or otherwise.  Participants in the plan are general unsecured creditors of the Company with respect to their plan account balances.

Director Compensation

Each of our non-employee directors receives cash fees and equity-based awards as compensation for his service on the Board of Directors and the committees of the Board on which he is a member.  The table below sets forth cash compensation earned by each non-employee director, and the grant date fair value of share-based compensation granted to each non-employee director, during 2009.  All compensation earned by Mr. Moskowitz is reported in the Summary Compensation Table above and has been excluded from the table below.

Fiscal Year 2009 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Option Awards (5) ($)	Total ($)
Richard A. Alliegro	$30,500	$90,540	—	$121,040
Frank Edelstein	40,500	110,660	—	151,160
Richard A. Kertson	35,500	90,540	—	126,040
William C. LaCourse	28,000	90,540	—	118,540
Milton L. Lohr	30,500	90,540	—	121,040

(1)
The amounts shown in this column represent the amount of cash compensation earned in 2009 for service on the Board of Directors and any committees of the Board on which the director was a member in 2009.

(2)
The amounts shown in this column represent the full grant date fair value of restricted stock units (“RSUs”) granted in 2009 computed in accordance with FASB ASC Topic 718.  Under FASB ASC Topic 718, the grant date fair value of RSUs is calculated using the closing price of Ceradyne common stock on the date of grant, multiplied by the number of RSUs granted.  This amount is then recognized by the Company as compensation expense for financial statement reporting purposes ratably over the vesting period.  Each RSU represents the right to receive one share of Ceradyne common stock when the RSU vests, without payment of any exercise price.  RSUs granted to the non-employee directors vest over three years at the rate of 33-1/3% of the units as of each anniversary of the date of grant.

(3)
On June 9, 2009, RSUs for 4,500 shares were granted to each of Mr. Alliegro, Mr. Kertson, Mr. LaCourse and Mr. Lohr, each with a grant date fair value of $90,540.  On June 9, 2009, RSUs for 5,500 shares were granted to Mr. Edelstein, with a grant date fair value of $110,660.  The closing price of our common stock on June 9, 2009 was $20.12 per share.

(4)	The number of unvested RSUs held by each of our non-employee directors as of December 31, 2009, were: Mr. Alliegro—6,682, Mr. Edelstein—8,106, Mr. Kertson—6,682, Mr. LaCourse—6,682 and Mr. Lohr—6,682.

(5)
No stock options were granted to any of our non-employee directors in 2009.  As of December 31, 2009, the number of unexercised stock options held by each of our non-employee directors were: Mr. Alliegro—30,000, Mr. Edelstein—7,500, Mr. Kertson—22,500, Mr. LaCourse—0, and Mr. Lohr—26,000.

Non-employee directors are paid cash fees for their services on the Board of Directors and its committees in such amounts as are determined from time to time by the Board, based on the recommendation of the Compensation Committee of the Board.  During 2009, the compensation paid to our non-employee directors was as follows:  Each non-employee director received a fee of $5,000 per calendar quarter plus $1,000 per day for each Board meeting attended.  No separate meeting fee was paid for committee meetings which were held on the same day as a meeting of the full Board.  For telephonic meetings of the Board or any committee which lasted longer than one hour, participating directors received a fee of $500.  An additional fee was paid in 2009 to the chair of the Audit Committee in the amount of $7,500, to the chair of the Compensation Committee in the amount of $5,000, to the chair of the Nominating and Corporate Governance Committee in the amount of $2,875, to the chair of the Technology Committee in the amount of $2,875, and to the Lead Director in the amount of $7,500.

In addition, non-employee directors are eligible to receive stock options and restricted stock units under Ceradyne’s 2003 Stock Incentive Plan.  No stock options were granted to non-employee directors in 2009.  Commencing in 2007, each non-employee director has been granted an RSU on the date of the annual meeting of stockholders representing a number of shares having a grant date value of approximately $100,000.  Information regarding restricted stock units granted in 2009 to our non-employee directors is contained in the table above and in the footnotes to the table.  RSUs granted to the non-employee directors vest over three years at the rate of 33-1/3% of the units as of each anniversary of the date of grant.

Potential Benefits Upon or Following a Change in Control

Stock options and restricted stock units (“RSUs”) granted under our 2003 Stock Incentive Plan provide that upon certain circumstances in the event of or following a change in control of Ceradyne, the unvested portion of such stock options and RSUs will accelerate and become immediately vested in full.  In general, a change in control is deemed to occur if another entity, person or group were to acquire, in a single transaction or series of related transaction, more than 50% of our outstanding shares of common stock, or if the Company were to merge into, consolidate with or enter into a reorganization with another entity in a transaction in which an entity, person or group were to own, immediately after the completion of such transaction, securities possessing more than 50% of the total voting power of all outstanding voting securities of the Company or the successor entity.

If a change in control occurs and the acquiring entity does not assume and continue the employee’s rights under the unvested stock options and RSUs, then all unvested stock options and RSUs will accelerate and vest in full upon the occurrence of the change in control.  If the acquiring entity does assume the employee’s rights under the unvested stock options and RSUs, but the employee’s employment subsequently is terminated without cause, or if the employee resigns for good reason, within 12 months after the change in control, then all unvested stock options and RSUs held by the employee would accelerate and vest in full as of the date of termination.

The reasons for which an employee may voluntarily resign and trigger acceleration of vesting include a change in the employee’s position which materially reduces his or her duties and responsibilities or the level of management to which the employee reports, a reduction in the employee’s level of compensation and benefits by more than ten percent, or a relocation of employee’s principal place of employment by more than 30 miles without his or her consent.

The table below sets forth information regarding the estimated amounts that each named executive officer would have realized in the event that a change in control of Ceradyne had occurred and all of his unvested stock options and RSUs had accelerated and become immediately vested in full as of December 31, 2009.

Estimated Benefits at 2009 Fiscal Year End in the Event of a Change in Control

Name	Option Awards(1)	Stock Awards(2)	Total Estimated Payments
Joel P. Moskowitz	$—	$985,986	$985,986
Jerrold J. Pellizzon	—	582,366	582,366
David P. Reed	—	582,366	582,366
Bruce Lockhart	—	169,136	169,136
Michael A. Kraft	—	282,534	282,534

(1)
The amounts in this column represent the aggregate gain each named executive officer would have realized if all unvested stock options granted under the 2003 Stock Incentive Plan that were held by him on December 31, 2009 accelerated and became immediately vested in full on that date.  The amount of gain was calculated based on the difference between the exercise price of each unvested option and the closing price of our common stock on that date, which was $19.22 per share.  Only Mr. Kraft held an unvested stock option at December 31, 2009, and the exercise price was higher than the market price on that date.

(2)
The amounts in this column represent the aggregate value each named executive officer would have realized if all unvested restricted stock units (each unit representing the right to receive one share of our common stock) held by him on December 31, 2009 accelerated and became immediately vested in full on that date.  The value is based on the closing price of our common stock on that date, which was $19.22 per share.

Additional Equity Compensation Plan Information

The following table provides additional information regarding Ceradyne’s equity compensation plans as of December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	818,324	(2)	$12.37	155,424
Equity compensation plans not approved by security holders	—		—	—
Totals	818,324	(2)	$12.37	155,424

(1)
Includes shares subject to stock options outstanding under our 1994 Stock Incentive Plan and 2003 Stock Incentive Plan, shares subject to unvested restricted stock units granted under our 2003 Stock Incentive Plan, and shares available for additional option and restricted stock unit grants under the 2003 plan, as of December 31, 2009.

(2)
Options are granted at an exercise price equal to the closing price per share of common stock on the date of grant.  Each restricted stock unit represents the right to receive one share of common stock when the unit vests, without payment of any exercise price.  The number shown in column (a) above includes options to purchase 454,400 shares of common stock at a weighted-average exercise price of $12.37, and restricted stock units for 363,924 shares of common stock.

Transactions with Related Persons

We have not entered into a transaction with any related person since the beginning of our 2009 fiscal year.

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing and approving any proposed transaction with any related person which involves a potential conflict of interest or for which approval is required under applicable Securities and Exchange Commission and Nasdaq rules.  Currently, this review and approval requirement applies to any transaction to which Ceradyne or any of our subsidiaries will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).

We do not have any formal policies or procedures regarding the review, approval or ratification by our Audit Committee of the types of transactions that are described above. However, we do have processes and controls in place to ascertain and report contemplated related party transactions to the Audit Committee.  In the event that management becomes aware of any related person transaction, management will present information regarding such transaction to the Audit Committee for review and approval.

APPROVAL OF AMENDMENT TO THE CERADYNE
2003 STOCK INCENTIVE PLAN

(Proposal 2)

Our Board of Directors has approved, subject to stockholder approval, an amendment to the Ceradyne, Inc. 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares of our common stock authorized for issuance thereunder by 750,000 shares.  As of March 31, 2010, there were approximately 62,000 shares remaining available for additional grants of stock options or restricted stock awards under the Plan.  The Plan will terminate on April 16, 2013, and the additional shares, together with the 62,000 available shares, are expected to be sufficient for the approximately three-year remaining life of the Plan.  Our burn rate, defined as grants less forfeitures, under the Plan was approximately 158,000 shares in 2008 and 175,000 shares in 2009.  The Board is seeking approval of an additional 750,000 shares in order to provide enough shares to allow for a possible decline in the forfeiture rate or an increase in the number of grants, if deemed appropriate, and to avoid the need to ask stockholders to approve another increase before the Plan terminates.

The Plan allows the Company to grant either incentive stock options, nonqualified stock options, or restricted stock awards.  The exercise price of each option must be at least 100% of the fair market value of our common stock on the date of grant.  Since 2005, we have not granted any stock options and have granted only restricted stock awards in the form of restricted stock units, or RSUs. Each restricted stock unit represents the right to receive one share of our common stock when the RSU vests, without payment of any exercise price.

The Board believes that the amendment to increase the number of shares authorized under the Plan is necessary to continue the purpose of the Plan of enhancing the Company’s ability to attract, retain and motivate qualified employees, officers, directors and other service providers upon whose judgment, initiative and efforts the Company’s success largely depends, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself.  A copy of the Plan as amended is attached as Appendix A to this proxy statement.

Restricted Stock Awards

The Plan authorizes the Company to grant restricted stock awards, consisting of either restricted stock or restricted stock units, in addition to or in lieu of stock options.  In the case of restricted stock, shares of common stock are issued to the participant at the time of grant, but the participant’s rights in the shares are subject to vesting based either on continued employment or service to the Company over time, or upon the achievement of performance goals or objectives established at the time of grant.  Restricted stock units, or RSUs, are similar to restricted stock, but differ in that the shares of common stock are not issued until after the conditions for vesting have been fulfilled.  To date, the Company has granted only RSUs and does not currently intend to grant restricted stock.

Each RSU represents the right to receive one share of our common stock when the RSU vests, without payment of any exercise price.  If the Board were to issue restricted stock, the purchase price, if any, payable by the participant for the shares subject to the restricted stock award would be established at the time of grant.

The Plan includes a number of performance-based criteria that may be used to determine whether and to what extent the shares covered by a restricted stock award have vested.  The Board has discretion to apply the performance criteria to either the Company as a whole or to a business unit or subsidiary, and to specify that the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to previous years' results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant.  The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:  (a) sales;  (b) operating income;  (c) pre-tax income;  (d) earnings before interest, taxes, depreciation and amortization;  (e) earnings per common share on a fully diluted basis; (f) return on consolidated stockholders’ equity;  (g) cash flow;  (h) adjusted operating cash flow return on income;  (i) cost containment or reduction;  (j) the percentage increase in the market price of the Company’s common stock over a stated period;  or (k) individual business objectives.  The Board also has discretion to grant restricted stock awards that vest over time based solely on continued employment or service by the participant, or to use a combination of time-based and performance-based vesting criteria.

If shares covered by a restricted stock award fail to vest, the Company will have the right to repurchase them at the price that was paid by the participant.  If the shares were issued to the participant for no purchase price, they will be forfeited back to the Company.  Shares covered by the unvested portion of restricted stock units will be forfeited to the Company.

Stock Options

Options may be granted under the Plan either as “incentive stock options” as defined in Section 422 of the Internal Revenue Code, or as nonqualified stock options.

The exercise price of incentive stock options and nonqualified options may not be less than 100% of the fair market value of a share of common stock on the date the option is granted.  The exercise price of any option granted to a person who owns more than 10% of the Company’s outstanding common stock on the date of grant may not be less than 110% of the fair market value of a share of common stock on the date of the grant.  Payment of the exercise price may be made, in the discretion of the Committee, in cash, by check, by delivery of shares of the Company’s common stock owned by the optionee, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

The Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect incentive stock options granted to a person who owns more than 10% of the outstanding common stock as of the date of grant).

Shares Authorized and Limitations on Grants

The Plan currently authorizes the Company to grant stock options and restricted stock awards for up to 1,125,000 shares of common stock, subject to adjustment in the number and kind of shares subject to the Plan in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.  The foregoing number of shares reflects adjustments for the 3-for-2 stock split in a form of a 50% stock dividend distributed on April 7, 2004, and a second 3-for-2 stock split in the form of a 50% stock dividend distributed on April 18, 2005.  As of March 31, 2010, approximately 62,000 shares remain available under the Plan for the grant of additional stock options and restricted stock awards.  If the proposed amendment is approved, the number of shares authorized under the Plan will be increased by 750,000, from 1,125,000 to 1,875,000.

The Plan contains annual limits on grants to individual participants.  In any calendar year, no participant may be granted options under the Plan for more than 250,000 shares, or restricted stock awards covering more than 100,000 shares.  Furthermore, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options become exercisable for the first time by a participant during any calendar year may not exceed $100,000.

Eligibility and Participation

Incentive stock options may be granted to employees of the Company or of any current or future parent or subsidiary of the Company, including directors if they are employees.  Nonqualified stock options and restricted stock awards may be granted to employees, directors, whether or not employees, and consultants and other service providers of the Company or of any current or future parent or subsidiary of the Company.

As of March 31, 2010, options and restricted stock units granted under the Plan were held by 13 officers and directors of the Company and by approximately 145 other employees of the Company.

Administration, Amendment and Termination

The Plan may be administered by either the Board of Directors or a committee of two or more directors appointed by the Board of Directors (the “Committee”).  The Plan currently is administered by the Compensation Committee of the Board, which is comprised of three independent directors.  Subject to the provisions of the Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Plan.

The Board of Directors may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable.  However, no such alteration, amendment, suspension or termination may be made that would substantially affect or impair the rights of any person under any outstanding option or restricted stock award granted under the Plan without his or her consent.  Unless previously terminated by the Board of Directors, the Plan will terminate on April 16, 2013.

Change in Control Provisions

The vesting of all options and restricted stock awards granted under the Plan will accelerate automatically upon a change in control of the Company (as defined in the Plan) effective as of immediately prior to the consummation of the change in control, unless the options or restricted stock awards are to be assumed by the acquiring or successor entity (or parent thereof) or new options or restricted stock awards of comparable value are to be issued in exchange therefor or the options or restricted stock awards granted under the Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Committee in its discretion may consider equitable.

Grants to Executive Officers, Directors and other Participants

Regulations of the Securities and Exchange Commission require that we include a table setting forth the amount of options or rights that will be received under the Plan by each of the following persons and groups, if such amounts are determinable:  (a) our chief executive officer, chief financial officer and the three other executive officers named in the summary compensation table in this proxy statement, (b) our current executive officers as a group, (c) our current directors who are not executive officers as a group, and (d) all employees, including officers who are not executive officers, as a group.  If such amounts are not determinable, which is the case for Ceradyne, the Company is required to set out the amounts which would have been received for the last fiscal year if the Plan had been in effect.  In compliance with these regulations, set forth in the following table is information with respect to restricted stock units granted under the Plan to the designated persons and groups during the year ended December 31, 2009:

Name and Position	RSUs Granted(1) (#)	Grant Date Fair Value(2) ($)
Named Executive Officers:
Joel P. Moskowitz Chairman, Chief Executive Officer and President	25,000	$603,500
Jerrold J. Pellizzon Chief Financial Officer	15,000	$362,100
David P. Reed Vice President, and President of North American Operations	15,000	$362,100
Bruce Lockhart Vice President, and President of Ceradyne Thermo Materials	4,000	$96,560
Michael A. Kraft Vice President of Nuclear and Semiconductor Business Units	12,250	$246,396
All current executive officers as a group (8 persons)	81,250	$1,912,056

Non-Executive Directors and Director Nominees:
Richard A. Alliegro	4,500	$90,540
Frank Edelstein	5,500	$110,660
Richard A. Kertson	4,500	$90,540
William C. LaCourse	4,500	$90,540
Milton L. Lohr	4,500	$90,540
Non-Executive Directors as a group (5 persons)	23,500	$472,820

Associates of executive officers, directors and nominees	—	—
Persons who received or will receive 5% of such options or rights	—	—
All employees, other than executive officers, as a group	71,600	$1,322,243

(1)
The amounts shown in this column represent the number of restricted stock units (“RSUs”) granted in 2009 to each person or group.  Each RSU represents the right to receive one share of Ceradyne common stock when the RSU vests, without payment of any exercise price.

(2)
The amounts shown in this column represent the full grant date fair value of RSUs granted in 2009, computed in accordance with FASB ASC Topic 718.  Under FASB ASC Topic 718, the grant date fair value of RSUs is calculated using the closing price of Ceradyne common stock on the date of grant, multiplied by the number of RSUs granted.

Recent Share Price

The last reported sale price of Ceradyne common stock on the Nasdaq Stock Market on April 19, 2010 was $22.83 per share.

Summary of Federal Income Tax Consequences of the Plan

Incentive Stock Options.  There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised.  However, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the optionee’s alternative minimum taxable income upon exercise.  If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer’s basis in such stock.  Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the optionee disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise.  If the optionee disposes of the shares less than two years after the date of grant or less than one year after the date of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares.  The Company will be entitled to a tax deduction in an amount equal to the amount the employee must recognize as ordinary income.

Nonqualified Stock Options.  The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option. Generally, upon exercise of a nonqualified stock option the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise.  The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee.  An optionee’s tax basis for the stock for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

Restricted Stock Awards.  The recipient of a restricted stock award generally will recognize ordinary income in an amount equal to the fair market value of the shares received (less any purchase price paid by the participant) at the time the shares vest.  Subject to limitations on the deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code, the Company may take a tax deduction in an amount equal to the ordinary income recognized by the participant.

Code Section 162(m).  Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s three most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1.0 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (iii) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Compensation Committee of Ceradyne’s Board currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Code, and it is the intent of the Board of Directors that all future Compensation Committee members will also satisfy that definition. The provisions of the Plan, as amended, are intended to comply with the requirements of Section 162(m), including performance-based vesting criteria with respect to grants of restricted stock awards.  If the Committee uses performance-based vesting criteria for restricted stock awards granted to our chief executive officer and each other executive officer who is likely to be among the other three most highly compensated executive officers in any year, the ordinary income recognized upon vesting of restricted stock awards should not be subject to the Section 162(m) limitation on the deductibility of compensation.  However, if the Committee uses time-based rather than performance-based vesting criteria, the compensation income recognized by such executive officers upon vesting of restricted stock awards will be subject to the $1.0 million deduction limit.

Code Section 409A.  Section 409A of the Internal Revenue Code governs the operation of nonqualified deferred compensation plans and imposes, without limitation, various requirements relating to employee elections to defer income and to the timing and form of payment of such nonqualified deferred income.  In general, if at any time during the tax year an employee’s nonqualified deferred compensation plan fails to satisfy the requirements of Section 409A, the employee will be required to include in his or her gross income for the tax year all compensation deferred under the nonqualified deferred compensation plan for that tax year and all preceding tax years.  Moreover, in such cases the employee will be required to remit an excise tax equal to 20% of the amount included in gross income.  Incentive stock options and restricted stock are not considered nonqualified deferred compensation and are thus exempt from the requirements of Section 409A.  In addition, a nonqualified stock option is not treated as nonqualified deferred compensation under Section 409A provided that (i) the option exercise price can never be less than the underlying stock’s fair market value on the date the option is granted; (ii) the number of shares subject to the option is fixed on the original date of grant of the option; and (iii) the option does not include any feature for the deferral of compensation, other than the deferral of income recognition until the later of (a) the exercise or disposition of the option or (b) the time the shares acquired on exercise of the option first become vested.  Restricted stock units represent the right to receive shares of common stock on the date of vesting and are therefore exempt from the requirements of Section 409A.

Vote Required For Approval

Approval of this proposal to amend the Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Annual Meeting.  Proxies marked “abstain” as to this proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” this proposal.  Broker non-votes will not be counted in determining the total number of votes cast on this proposal and, therefore, will have no effect on whether this proposal is approved.

Recommendation of Board Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S 2003 STOCK INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee of the Board is composed of three non-employee directors and operates under a written charter adopted by the Board.  The current members of the Audit Committee are Richard A. Kertson, William C. LaCourse and Milton L. Lohr.  In the judgment of the Board of Directors, the members of the Audit Committee satisfy the current Nasdaq requirements applicable to audit committee members with respect to independence, financial expertise and experience.  Our Board also has determined that Mr. Kertson is an “audit committee financial expert,” as defined under Securities and Exchange Commission rules.  The Audit Committee held 8 meetings during 2009.

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, and the audit process of the Company.  The Audit Committee Charter adopted by the Board sets forth the responsibility, authority and specific duties of the Audit Committee.  A copy of our Audit Committee Charter is available in the investor relations section of the Company’s website at www.Ceradyne.com.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company for the year ended December 31, 2009.  Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications concerning independence.  The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the firm’s independence.

Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm is responsible for auditing those financial statements.  Our responsibility is to monitor and review these processes.  It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.  We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent registered public accounting firm is, in fact, “independent.”

Submitted by the members of the Audit Committee

Richard A. Kertson (Chairperson)
William C. LaCourse
Milton L. Lohr

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit Ceradyne’s financial statements for the fiscal year ending December 31, 2010.  We have employed PricewaterhouseCoopers LLP in this capacity since 2002.  If the shareholders do not approve this appointment, the Audit Committee will consider other independent registered public accounting firms.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered during 2008 and 2009 were comprised of the following:

	2008	2009
Audit fees	$1,967,728	$1,563,100
Audit-related fees	44,320	133,640
Tax fees	1,598,630	1,613,592
All other fees	—	3,000
Total fees	$3,610,678	$3,313,332

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.  Audit fees also include fees for services rendered by PricewaterhouseCoopers LLP in connection with an audit of the effectiveness of our internal control over financial reporting as of December 31, 2008 and 2009, required by Section 404 of the Sarbanes-Oxley Act.

Audit-related fees in 2008 were primarily related to accounting consultations.  Audit-related fees in 2009 were primarily for accounting consultations.

    Tax fees related primarily to tax compliance and advisory services, preparation of federal and state tax returns for each year, including the determination of the availability of research and development tax credits, and professional services rendered in connection with the IRS examination of our income tax returns.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable Securities and Exchange Commission rules.  The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis.  The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.  All of the professional services rendered by PricewaterhouseCoopers LLP during 2008 and 2009 were pre-approved by the Audit Committee of our Board of Directors in accordance with applicable Securities and Exchange Commission rules.

GENERAL

Stockholder Proposals and Advance Notice Procedures

The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company’s Proxy Statement for the Annual Meeting of Stockholders.  Stockholders who wish to have proposals included in the Company’s Proxy Statement for action at the 2010 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than December 29, 2010, and must also comply with the other requirements set forth in SEC Rule 14a-8.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the Company’s Bylaws.  The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company’s Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

The cost of soliciting the enclosed form of proxy will be paid for by the Company.  The Company has retained Georgeson Shareholder to aid in the solicitation of proxies.  For these services, the Company will pay Georgeson Shareholder a fee of $8,000 and reimburse them for certain out-of-pocket disbursements and expenses.  In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

Jerrold J. Pellizzon
Chief Financial Officer and
Corporate Secretary

April 28, 2010

APPENDIX A

2003 STOCK INCENTIVE PLAN
AS
AMENDED AND RESTATED
As of March 23, 2010

The 2003 STOCK INCENTIVE PLAN (the “Plan”) of Ceradyne, Inc., a Delaware corporation (the “Company”), originally adopted by its Board of Directors (the “Board”) as of April 16, 2003 (the “Effective Date”), and amended as of April 11, 2005, is hereby further amended and restated as of March 23, 2010.

ARTICLE 1.

PURPOSES OF THE PLAN

1.1. Purposes.  The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1. Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2. Affiliated Company.  “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of:  (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3. Board.  “Board” means the Board of Directors of the Company.

2.4. Change in Control.  “Change in Control” shall mean:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

2.5. Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6. Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 8.1 hereof.

2.7. Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8. Company.  “Company” means Ceradyne, Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.9. Covered Employee.  “Covered Employee”  means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act.

2.10. Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

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2.11. Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable.  Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.

2.12. Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.13. Exchange Act.  “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.14. Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.15. Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.16. Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.17. Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.18. FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

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2.19. Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.5 below, it shall to that extent constitute a Nonqualified Option.

2.20. Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.21. Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.22. Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.23. Optionee.  “Optionee” means any Participant who holds an Option.

2.24. Participant.  “Participant” means an individual or entity that holds an Option, shares of Restricted Stock, or Restricted Stock Units or Dividend Equivalents under the Plan.

2.25. Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Committee, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a)	Sales;
(b)	Operating income;
(c)	Pre-tax income;
(d)	Earnings before interest, taxes, depreciation and amortization ("EBITDA");
(e)	Earnings per common share on a fully diluted basis ("EPS");
(f)	Consolidated net income of the Company divided by the average consolidated common stockholders equity ("ROE");
(g)	Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities ("Cash Flow");
(h)	Adjusted operating cash flow return on income;
(i)	Cost containment or reduction;
(j)	The percentage increase in the market price of the Company's common stock over a stated period; and
(k)	Individual business objectives.

A4

2.26. Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.27. Repurchase Right.  “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.28. Restricted Stock.  “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.29. Restricted Stock Award.  “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.30. Restricted Stock Award Agreement.  “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.

2.31. Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.32. Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a  Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.33. 10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1. Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2. Nonqualified Options and Restricted Stock Awards.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Restricted Stock Awards under the Plan.

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3.3. Section 162(m) Limitation.  In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds two hundred fifty thousand (250,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.  In no event shall any Participant be granted Restricted Stock Awards in any one calendar year pursuant to which the aggregate number of shares of Common Stock governed by such Restricted Stock Awards exceeds one hundred thousand (100,000), subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1. Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be issued under the Plan shall be one million eight hundred seventy-five thousand (1,875,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.  For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement or Restricted Stock Award Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be one million one hundred twenty-five thousand (1,125,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2. Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Restricted Stock Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1. Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

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5.2. Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3. Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following:  (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.  However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4. Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d)  the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5. Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.  An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6. Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

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5.7. Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8. Nontransferability of Options.  Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee.  At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more "family members," which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee.   For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9. Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

ARTICLE 6.

RESTRICTED STOCK

6.1. Issuance of Restricted Stock.  The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2. Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement.  Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.  Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

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6.3. Purchase Price.

(a) Amount.  Restricted Stock may be issued to Participants for no consideration or such minimum consideration as may be required by applicable law..

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant’s full recourse promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.  If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

6.4. Vesting of Restricted Stock.  The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5. Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement.  Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6. Restrictions.  Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator.  In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

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ARTICLE 7.

RESTRICTED STOCK UNITS

7.1. Grants of Restricted Stock Units and Dividend Equivalents.  The Administrator shall have the right to grant pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2. Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement.  Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.  Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3. Purchase Price.

(a) Amount.  Restricted Stock Units may be issued to Participants for no consideration or such minimum consideration as may be required by applicable law.

(b) Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant’s full recourse promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4. Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.

7.5. Rights as a Stockholder.  Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

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7.6. Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator.  In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant.  However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price.  The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

ARTICLE 8.

ADMINISTRATION OF THE PLAN

8.1. Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”).  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

8.2. Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option; (i)  to amend outstanding Option Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.  Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Incentive Option beyond the tenth (10th) anniversary of the date the Incentive Option was granted;

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8.3.  Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 9.

CHANGE IN CONTROL

9.1. Options.  In order to preserve a Participant’s rights with respect to any outstanding Options in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options shall not accelerate if and to the extent that:  (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable.  If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

(c) If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

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(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between:  (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 9.1(a) - 9.1(d) above.

(f) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

9.2. Restricted Stock Awards.  In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Common Stock subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights, and Dividend Equivalents shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) The Administrator in its discretion may provide in any Restricted Stock Award Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Award Agreement.

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ARTICLE 10.

AMENDMENT AND TERMINATION OF THE PLAN

10.1. Amendments.  The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent.  The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption.  Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

10.2. Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 11.

TAX WITHHOLDING

11.1. Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, then with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant.  The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

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ARTICLE 12.

MISCELLANEOUS

12.1. Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.  Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

12.2. No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

12.3. Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

12.4. Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

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ANNUAL MEETING OF STOCKHOLDERS OF
CERADYNE, INC.

Date:	Tuesday, June 8, 2010
Time:	10:00 A.M. PDT
Place:	Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, California 92660

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1. Election of Directors Nominees:
01 Joel P. Moskowitz 04 Richard A. Kertson 02 Richard A. Alliegro 05 William C. LaCourse 03 Frank Edelstein 06 Milton L. Lohr

For	Withhold Authority	*For
All Nominees	For All Nominees	All Except

☐	☐	☐

*INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold,as shown here: • ____________________

	For	Against	Abstain

2: Approval of amendment to the Company's 2003 Stock Incentive Plan.	☐	☐	☐

3: Approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for year ending December 31, 2010.	☐	☐	☐

This proxy confers discretionary authority to cumulate and distribute votes for any or all of the nominees named above for which the authority to vote has not been withheld.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting of CERADYNE, INC.
to be held on Tuesday, June 8, 2010
for Holders as of April 23, 2010

This Proxy is Solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders to be held on June 8, 2010

The undersigned hereby appoints Joel P. Moskowitz and Jerrold J. Pellizzon, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at the Radisson Hotel located at 4545 MacArthur Blvd., Newport Beach, California 92660, on Tuesday, June 8, 2010 at 10:00 a.m., local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

VOTE BY:

INTERNET	TELEPHONE

Go To www.proxypush.com/crdn	OR	866-390-6228
• Cast your vote online.		• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card ready.
• Follow the simple recorded instructions.

MAIL

OR	•Mark, sign and date your Proxy Card
•Detach your Proxy Card
•Return your Proxy Card in the postage-paid envelope provided.

All votes must be received by 5 P.M., Eastern Time, June 7, 2010.

PROXY TABULATOR FOR
CERADYNE, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 8, 2010:
Ceradyne’s proxy statement and 2009 annual report are available at www.proxydocs.com/crdn

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)